UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
______________________________

Date of Report (Date of earliest event reported): June 9, 2014

FIRST MARINER BANCORP
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	000-21815 (Commission File Number)	52-1834860 (IRS Employer Identification No.)

1501 S. Clinton Street, Baltimore, MD  21224
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (410) 342-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On June 9, 2014, First Mariner Bancorp’s wholly owned subsidiary, 1st Mariner Bank (the “Bank”), issued a press release announcing that the Federal Deposit Insurance Corporation and the Maryland State Banking Commissioner approved the merger agreement among First Mariner Bancorp (the “Company”), the Bank and investor group RKJS Bank.  Approval by the regulatory agencies was needed to complete the transaction, which is expected to close in the month of June.  A copy of the press release is furnished as an exhibit hereto and is incorporated herein by reference.

Upon the closing of the merger transaction the Company will receive$18,725,949 in proceeds, which will be utilized to satisfy administrative costs and expenses of the Company and to fund distributions to the Company’s creditors and other stakeholders in accordance with  a chapter 11 plan of liquidation, which will be proposed by the Company and will be subject to Bankruptcy Court approval.  The Company does not anticipate that any proceeds will be available to stockholders.

Item 9.01.   Financial Statements and Exhibits

(d)        Exhibits

Number    Description

  99.1             Press Release dated June 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MARINER BANCORP

Date: June 11, 2014	By:	/s/ Paul B. Susie
Paul B. Susie
Chief Financial Officer